Exhibit 5.1

[Gibson, Dunn & Crutcher LLP Letterhead]

November 26, 2008

212-351-4000	C 39267-00034

212-351-4035

Horace Mann Educators Corporation

1 Horace Mann Plaza

Springfield, Illinois 62715-0001

Re:	Horace Mann Educators Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of Horace Mann Educators Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on November , 2008 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the following securities (the “Securities”): (i) senior or subordinated debt securities of the Company (the “Debt Securities”); (ii) preferred stock of the Company (the “Preferred Stock”); (iii) common stock of the Company (the “Common Stock”) (iv) depositary shares of Preferred Stock (the “Depositary Shares”); (v) warrants for debt or equity securities of the Company or third parties (the “Warrants”); and (vi) delayed delivery contracts for the purchase or sale of certain specified securities (the “Delayed Delivery Contracts”).

In arriving at the opinions expressed below, we have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein:

(1)	With respect to Common Stock, when certificates representing the shares of Common Stock have been issued and delivered in accordance with either (a) the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)	With respect to Preferred Stock, when (a) the applicable Certificate of Designation for the Preferred Stock to be issued has been duly filed with the Office of the Secretary of State of the State of Delaware and (b) certificates representing the shares of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)

With respect to Debt Securities to be issued under one or more indentures (each, an “Indenture”), when (a) the Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the

Company and the trustee thereunder and (b) the Debt Securities have been executed, issued, delivered and authenticated in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company.

(4)	With respect to the Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (c) the Depositary Shares have been executed and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be legal, valid and binding obligations of the Company.

(5)	With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

(6)	With respect to the Delayed Delivery Contracts, when (a) a purchase contract agreement relating to the Delayed Delivery Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Delayed Delivery Contracts have been established in accordance with the Purchase Contract Agreement and (c) the Delayed Delivery Contracts have been executed and delivered in accordance with the related Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Delayed Delivery Contracts will be legal, valid and binding obligations of the Company.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.	We have assumed the completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities, including the due reservation of any Common Stock and Preferred Stock for issuance in connection with any Delayed Delivery Contracts, Depositary Shares and Warrants.

B.	We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America, and to the limited extent set forth herein, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect, and have made such inquiries as we considered necessary to render our opinion. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America, the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C.	The opinions set forth above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

3